Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Steel Excel Inc.
Milpitas, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 (Nos. 333-137397, 333-119271 and 333-118090) of Steel Excel Inc. of our reports dated March 13, 2012, relating to the 2011 consolidated financial statements and financial statement schedule, and the effectiveness of Steel Excel Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California
March 13, 2012